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                                                                     EXHIBIT 3.4
                                     BYLAWS

                                       OF

                     EMERGENCY MANAGEMENT SPECIALISTS, INC.



                                    ARTICLE I

                                  SHAREHOLDERS

         Section 1. Annual Meeting. The annual meeting of the shareholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held at such place, either within or without the State of West Virginia, on such date, and at such time, as the Board of Directors may by resolution provide.

         Section 2. Special Meetings. Special meetings of the shareholders may be called at any time by the Board of Directors or the holders of not less than one-tenth of all the shares entitled to vote at the meeting.

         Section 3. Notice of Meetings. A written or printed notice stating the date, time and place of the meeting, and in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered or mailed by or at the direction of the President, the Secretary, or the officer or person calling the meeting to each shareholder of record or member entitled to vote at such meeting, at his or her address as it appears upon the records of the Corporation, not less than ten (10) nor more than fifty (50) days prior to such meeting. Notice of such meeting may be waived in writing by any shareholder before or after the meeting. Notice of any adjourned meeting of the shareholders shall not be required if the date, time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken, unless the Board of Directors sets a new record date for such meeting in which case notice shall be given in the manner provided in this Section 3. Notice of the time, place or purpose of any meeting of shareholders, members or directors, may be dispensed with if every shareholder or member shall attend either in person or by proxy, or if every director shall attend in person.

         Section 4. Quorum and Shareholder Vote. A quorum for action on any subject matter at any annual or special meeting of shareholders shall exist when the holders of shares entitled to vote a majority of the votes entitled to be cast on such subject matter are represented in person or by proxy at such meeting. In no event shall a quorum consist of less than one-third of the shares entitled to vote at the meeting. If a quorum is present, the affirmative vote of the majority of the shares represented or members present at the meeting and entitled to vote on the subject matter, shall be the act of the shareholders or members, unless a greater vote is required by the Articles of Incorporation or these Bylaws. If a quorum is not present, a meeting of shareholders may be adjourned from time to time by the vote of shares having a majority of the votes of the shares represented at such meeting, until a quorum is present. When a quorum is present at the reconvening of any adjourned meeting, and if the requirements of Section 3 of this Article I have been observed, then any business may be transacted at such reconvened meeting in the same manner and to the same extent as it might have been transacted at the meeting as originally noticed.
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         Section 5. Proxies. A shareholder may vote either in person or by proxy duly executed in writing by the shareholder or by his duly authorized attorney-in-fact. Unless otherwise provided in the proxy, no proxy shall be valid after eleven months from the date of its execution.

         Section 6. Conduct of Shareholders' Meetings. The President shall preside at shareholders' meetings and shall establish such reasonable procedures for the conduct of shareholders' meetings as such officer deems to be necessary or appropriate, subject to the authority of the Board of Directors to appoint a different presiding officer and to establish additional or different procedures.

                                   ARTICLE II

                                    DIRECTORS

         Section 1. Powers of Directors. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the Company shall be managed under the direction of, the Board of Directors, subject to any restrictions imposed by law, by the Articles of Incorporation, by these Bylaws or by agreements among the shareholders that are otherwise lawful.

         Section 2. Number and Term of Directors. The number of directors shall be such number as is provided for in the Articles of Incorporation or these Bylaws or elected by the shareholders from time to time, but shall not be less than one (1), and shall be reduced upon the resignation of any director to the number still in office. Unless otherwise permitted by the West Virginia Business Corporation Code, directors shall be natural persons who are 18 years of age or older. At each annual meeting the shareholders shall elect the directors, who shall serve until their successors are elected and qualified; provided that at any shareholders' meeting with respect to which notice of such purpose has been given, the entire Board of Directors or any individual director may be removed, with or without cause, by the affirmative vote of the holders of a majority of the shares entitled to vote at an election of directors.

         Section 3. Meetings of the Board; Notice of Meetings; Waiver of Notice. The Board of Directors may hold regular meetings in accordance with such schedule as may be established by the Board of Directors, and no notice of such regular meetings need be given. Special meetings of the Board of Directors may be called by the Chairman of the Board or by any Director, and written notice of the date, time and place of such meetings shall be given by each director by first class mail at least seven (7) days before the meeting or by telephone, telegraph or cablegram or in person at least two (2) days before the meeting. Any director may waive notice required to be given of a meeting, either before or after the meeting, and shall be deemed to have waived notice if she or he is present at or participates in such meeting unless the director at the beginning of the meeting (or promptly upon the director's arrival) objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting. Neither the business to be transacted at, nor the purpose of, any meeting of the Board of Directors need be stated in the notice or waiver of notice of such meeting, except notice shall be required to be given to every director when the meeting is being called for the purpose of amending the bylaws or for the purpose of authorizing the sale of all or substantially all of the assets of the corporation, in which case such notice shall set forth the nature of the business intended to be transacted. Any meeting may held at any place within or without the State of West Virginia.


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         Section 4. Quorum; Vote Requirement. A majority of the number of directors fixed in accordance with Article II, Section 2 of these Bylaws shall constitute a quorum for the transaction of business at any meeting, unless a greater number is required by the Articles of Incorporation. When a quorum is present, the vote of a majority of the directors present shall be the act of the Board of Directors, unless a greater vote is required by law, by the Articles of Incorporation or by these Bylaws. Any number less than a quorum present may adjourn any directors meeting until a quorum is present.

         Section 5. Action of Directors Without a Meeting. Any action required by law to be taken at a meeting of the Board of Directors, or any action which may be taken at a meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if written consent, setting forth the action so taken, shall be signed by all the Directors, or all the members of the committee, as the case may be, and be filed with the minutes of the proceedings of the Board or the committee. Such consent shall have the same force and effect as a unanimous vote of the Board or the committee, as the case may be.

         Section 6. Committees. The Board of Directors may, in its discretion, appoint committees, each consisting of one or more directors which shall have and may exercise such delegated powers as shall be conferred on or authorized by the resolutions appointing them, subject to such limitations as may be imposed from time to time by the West Virginia Business Corporation Code. A majority of any such committee may determine its action, fix the date, time and place of its meetings and determine its rules of procedure. Each committee shall keep minutes of its proceedings and actions and shall report regularly to the Board of Directors. The Board of Directors shall have power at any time to fill vacancies in, change the membership of, or discharge any such committee.

         Section 7. Removal. Any or all Directors may be removed from office at any time with or without cause.

         Section 8. Vacancies. A vacancy occurring in the Board of Directors by reason of the removal of a director by the shareholders shall be filled by the shareholders, or, if authorized by the shareholders, by the remaining directors. Any other vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors, or by the sole remaining director, as the case by be, or, if the vacancy is not so filled, or if no director remains, by the shareholders. A Director elected to fill a vacancy shall serve for the unexpired term of his or her predecessor in office.

                                   ARTICLE III

                                    OFFICERS

         Section 1. Officers. The officers of the Corporation shall consist of a President, a Secretary and a Treasurer, and such other officers or assistant officers and agent as may be elected by the Board of Directors. Any two offices may be held by the same person except the offices of President and Secretary.

         Section 2. President. The President shall be the chief operating officer of the Corporation. He shall, under the direction of the Board of Directors, supervise the management of the


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day-to-day business of the Corporation. He shall have such further powers and duties as from time to time may be conferred on him by the Board of Directors or the chief executive officer. In the absence of the Chairman of the Board he shall preside at all meetings of the shareholders.

         Section 3. Treasurer. The Treasurer shall be responsible for the maintenance of proper financial books and records of the Corporation.

         Section 4. Secretary. The Secretary shall keep the minutes of the meetings of the shareholders and the Directors and shall have custody of and attest the seal of the corporation.

         Section 5. Other Duties and Authorities. Each officer, employee and agent shall have such other duties and authorities as may be conferred on them by the Board of Directors.

         Section 6. Removal. Any officer may be removed at any time by the Board of Directors. A contract of employment for a definite term shall not prevent the removal of any officer, but this provision shall not prevent the making of a contract of employment with any officer and shall have no effect upon any cause of action which any officer may have as a result of removal in breach of a contract of employment.

                                   ARTICLE IV

                        DEPOSITORIES, SIGNATURE AND SEAL

         Section 1. Depositories. All funds of the Corporation shall be deposited in the name of the Corporation in such depository or depositories as the Board may designate and shall be drawn out on checks, drafts or other orders signed by such officer, officers, agent or agents as the Board may from time to time authorize.

         Section 2. Contracts. All contracts and other instruments shall be signed on behalf of the Corporation by the President or by such other officer, officers, agent or agents, as the President designates from time to time or as the Board of Directors from time to time may by resolution provide.

         Section 3. Seal. The seal of the Corporation shall be as follows:


         The seal may be manually affixed to any document or may be lithographed or otherwise printed on any document with the same force and effect as if it had been affixed manually. The signature of the Secretary or Assistant Secretary shall attest the seal and may be a facsimile if and to the extent permitted by law.


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                                    ARTICLE V

                                 STOCK TRANSFERS

         Section 1. Form and Execution of Certificates. The shares of stock of the Corporation shall be represented by certificates in such form as may be approved by the Board of Directors, which certificates shall be issued to the shareholders of the Corporation in numerical order from the stock book of the Corporation, and each of which shall bear the name of the Corporation and state that it is organized under the laws of the State of West Virginia, the name of the shareholder, the number and class (and the designation of the series, if any) of the shares represented, and which shall be signed by the President and by the Secretary of the Corporation.

         Section 2. Transfers of Shares. Shares of stock of the Corporation shall be transferable only on the books of the Corporation upon surrender to the Corporation of the certificate or certificates representing the shares to be transferred accompanied by an assignment in writing of such shares properly executed by the shareholder of record or such shareholder's duly authorized attorney-in-fact and with all taxes on the transfer having been paid. The Corporation may refuse any requested transfer until furnished evidence satisfactory to it that such transfer is proper. Upon the surrender of a certificate for transfer of stock, such certificate shall at once be conspicuously marked on its face "Canceled" and filed with the permanent stock records of the Corporation. The Board of Directors may make such additional rules concerning the issuance, transfer and registration of stock and requirements regarding the establishment of lost, destroyed or wrongfully taken stock certificates (including any requirement of an indemnity bond prior to issuance of any replacement certificate) as it deems appropriate.

                                   ARTICLE VI

                          INDEMNIFICATION OF DIRECTORS

         Section 1. Permissive Indemnification. The Corporation shall indemnify to the fullest extent permitted by the West Virginia Business Corporation Code, and to the extent that applicable law from time to time in effect shall permit indemnification that is broader than provided in these Bylaws, then to the maximum extent authorized by law, any individual made a party to a proceeding because she or he is or was an employee or agent of the Corporation against liability, incurred in the proceeding, if he or she acted in a manner he believed in good faith to be in or not opposed to the best interests of the Corporation and, in the case of any criminal proceeding, he or she had no reasonable cause to believe his conduct was unlawful.

         Section 2. Advances for Expenses of Directors. The Corporation shall pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding and shall have the authority to pay for or reimburse the reasonable expenses of an employee or agent of the Corporation who is a party to a proceeding, in each case in advance of disposition of a preceding if:

         (a) Such person furnishes the Corporation a written affirmation of his or her good faith belief that he or she has met the standard of conduct set forth in Section 1 above or Section 2 of this Article VI, as applicable; and


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         (b)      Such person furnishes the Corporation a written undertaking, executed personally on his or her behalf to repay any advances if it is ultimately determined that he is not entitled to indemnification.

         The written undertaking required by paragraph (b) above must be an unlimited general obligation of the director but need not be secured and may be accepted without reference to financial ability to make repayment.

         Section 3. Indemnification Not Exclusive. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article VI shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Articles of Incorporation, provision of these Bylaws, agreement, vote of shareholders or disinterested directors or otherwise.

         Section 4. Amendment or Repeal. Any repeal or modification of the foregoing provisions of this Article VI shall not adversely affect any right or protection hereunder or any person in respect of any act or omission occurring prior to the time of such repeal or modification.

                                   ARTICLE VII

                               AMENDMENT OF BYLAWS

         Section 1. Amendment. Except as set forth below, the Board of Directors may amend or repeal these Bylaws or adopt new bylaws by the affirmative vote of a majority of all directors then holding office, (a) except to the extent the Articles of Incorporation or the West Virginia Business Corporation Code reserves such power exclusively to the shareholders, or (b) unless the shareholders in amending or repealing a particular bylaw provide expressly that the Board of Directors may not amend or repeal that bylaw. The shareholders may amend or repeal these Bylaws or adopt new bylaws even though these Bylaws may also be amended or repealed by the Board of Directors.


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